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                              SPDR(R) Series Trust
                               One Lincoln Street
                                Boston, MA 02111

State Street Bank and Trust Company
2 Avenue de Lafayette
Boston, Massachusetts 02111

Ladies and Gentlemen:

     Reference is made to the Custodian Agreement between us dated as of September 22, 2000 (the "Agreement").

     Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment portfolio of SPDR(R) Series Trust:

          SPDR(R) Lehman International Treasury Bond ETF (the "New Fund").

     In accordance with the Additional Funds provision of Section 18 of the Agreement, we request that you act as Custodian with respect to the New Fund.

     Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to the Trust and retaining one copy for your records.

                                        Very truly yours,

                                        SPDR(R) Series Trust


                                        By:
                                            ------------------------------------
                                            James E. Ross, President


                                        Accepted:

                                        State Street Bank and Trust Company


                                        By:
                                            ------------------------------------
                                            Joseph L. Hooley, Vice Chairman

As of September 18, 2007